Exhibit 99.1

The Michaels Companies Appoints Mark S. Cosby Chief Executive Officer

Seasoned Retail Executive Brings Vision and Extensive Operational Expertise to CEO Role

IRVING, Texas – October 22, 2019 – The Michaels Companies, Inc. (NASDAQ: MIK) today announced that Mark S. Cosby has been named Chief Executive Officer effective immediately. An experienced consumer goods and retail executive with deep operations expertise, Cosby has served as Interim CEO and a member of the Board of Directors since February 2019.

The appointment of Cosby follows a comprehensive search process conducted by a special committee of the Board. "The search committee conducted an exhaustive evaluation of many outstanding candidates and unanimously concluded that Mark brings the right strategic vision and operating skill to lead Michaels into a new chapter,” said James Quella, Chairman of The Michaels Companies Board of Directors. “We are confident Mark is the right executive to lead Michaels’ transformation efforts and know he is excited about the opportunity to execute under the strategy he helped create. Under his leadership the company is well positioned for future growth by capitalizing on the potential of our digital strategy and giving the maker community a home that fosters the power of their creativity.”

“During my tenure as interim CEO, Michaels has undertaken and completed an exhaustive strategy review effort which included extensive customer research of our core makers. This effort has convinced me even more of the great untapped potential for the future growth of Michaels,” Cosby said. “My priority moving forward as permanent CEO, is to bring together the resources and talent we have, to deliver against our customer centric strategy and to continue to improve our level of execution.”

Before joining Michaels, Cosby most recently served as President, North America at Office Depot Inc. His previous experience includes senior executive roles as President of Retail at CVS Caremark and a variety of positions at Macy’s Inc., including President, Stores.

About The Michaels Companies, Inc.:

The Michaels Companies, Inc. is North America's largest specialty provider of arts, crafts, framing, floral, wall décor, and seasonal merchandise for Makers and do-it-yourself home decorators. The Company operates more than 1,260 Michaels stores in 49 states and Canada. Additionally, the Company serves customers through a variety of digital platforms including Michaels.com, consumercrafts.com and aaronbrothers.com. The Michaels Companies, Inc. also owns Artistree, a manufacturer of high quality custom and specialty framing merchandise, and Darice, a premier wholesale distributor in the craft, gift and decor industry. For a list of store locations or to shop online, visit www.michaels.com or download the Michaels app.

Forward-Looking Statements

This news release includes forward-looking statements which reflect management's current views and estimates regarding the Company's industry, business strategy, goals, and expectations concerning its market position, future operations and growth. The words "anticipate", "assume", "believe", "continue", "could", "estimate", "expect", “forecast”, "future", “guidance”, “imply”, "intend", "may", “outlook”, "plan", "potential", "predict", "project", and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the effect of economic uncertainty; substantial changes to fiscal and tax policies; our reliance on foreign suppliers; regulatory changes; the seasonality of our business; changes in customer demand; damage to the reputation of the Michaels brand or our private and exclusive brands; unexpected or unfavorable consumer responses to our promotional or merchandising programs; our failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information; increased competition including internet-based competition from other retailers; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), which is available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Elaine Locke
972.409.1424
Locker1@michaels.com

ICR, Inc.

Farah Soi

203.682.8200

Farah.Soi@icrinc.com

or

Media Contact:

ICR, Inc.

Jessica Liddell/ Julia Young

203.682.8200

Michaels@icrinc.com